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                                                                  Exhibit (g)(2)


THE
BANK OF
NEW YORK


                            GLOBAL CUSTODY AGREEMENT
                           (Banks and Broker/Dealers)

        AGREEMENT, dated as of February 7, 2000 between IBJ Whitehall Bank and Trust Company ("Customer") and The Bank of New York ("Custodian").

        WHEREAS, Customer acts as trustee, custodian or subcustodian of securities and cash on behalf of certain of its customers;

        WHEREAS, Customer wishes to establish Accounts (hereinafter defined) with Custodian to hold and maintain Securities (as hereinafter defined) and cash delivered to Custodian from time to time;

        WHEREAS, Custodian agrees to establish the Accounts and to hold and maintain all Securities and cash in the Accounts pursuant to the terms and conditions herein set forth;

        NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Customer and Custodian agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

        Whenever used in this Agreement, the following words shall have the meanings set forth below:

        1. "AUTHORIZED PERSON" shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral and/or Written Instructions with respect to one or more Accounts, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

        2. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

        3. "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

        4. "BUSINESS DAY" shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

        5. "COMPOSITE CURRENCY UNITS" shall mean the Euro or any other composite unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

        6. "DEPOSITORY" shall include the Book-Entry System, the Depository Trust Company, Euroclear, Cedei, S.A. and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Customer from time to time.

        7. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

        8. "SECURITIES" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or a Subcustodian).
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                                      -2-

        9. "SUBCUSTODIAN" shall mean a bank or other financial institution (other than a Depository) which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to Customer from time to time.

        10. "WRITTEN INSTRUCTIONS" shall mean any notices, instructions or other instruments in writing received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by letter, telex, facsimile transmission, Custodian's on-line communication system, or any other method whereby Custodian is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

                                   ARTICLE II
                      APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                         REPRESENTATIONS AND WARRANTIES

        1.      (a)     Customer hereby appoints Custodian as custodian of all
Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts in which Custodian will hold Securities and cash as provided herein. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of Customer, or with Custodian's prior approval (which may be withheld in Custodian's sole discretion), in the names of Customer's clients as directed by Customer. Customer may instruct Custodian to identify any Account as holding Securities and cash on behalf of Customer's clients and customers, and Custodian shall comply with such instructions. Certificated Securities shall be held separate from Securities beneficially owned by Custodian and all of its other customers unless held in a fungible bulk as part of a Filing of Securities by Issue (FOSBI) arrangement.

        (b) Customer agrees that it is liable to Custodian for satisfaction of all obligations and liabilities arising or incurred in connection with each Account as a principal, without regard to any rights or recourse Customer may have against any third party for reimbursement of such obligations and liabilities.

        2.      (a)     Except as otherwise provided by law, a cash account
(including subdivisions maintained in different currencies, including Composite Currency Units) shall constitute one single and indivisible current account. Consequently, Custodian has the right, among others, to transfer the balance of any subaccount of a cash account to any other subaccount at any time and without prior notice.

        (b) Custodian may in accordance with customary practice hold any currency or Composite Currency Unit in which any subdivision of a cash account is denominated on deposit in, and effect transactions relating thereto through, an account (a "Foreign Account") with a BNY Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency or Composite Currency Unit may be lawfully held on deposit.

        (c) Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency or Composite Currency Unit in the countries where such Foreign Accounts are maintained and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of Customer. If pursuant to any such law or regulation, or as a result of any such event, Custodian cannot deal in any component currency of a Composite Currency Unit or effect a particular transaction in a Composite Currency Unit on Customer's behalf, Custodian may thereafter treat any account denominated in an affected Composite Currency Unit as a group of separate accounts denominated in the relevant component currencies.

        3. Customer hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer, that:

        (a) Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

        (b) This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer's execution or performance of this Agreement;
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                                      -3-

        (c) With respect to Accounts established in the name of third parties, Customer has been duly authorized to enter into and perform all transactions contemplated hereby and to take actions and give Oral and Written Instructions with legal and binding effect upon such third parties and their respective Accounts;

        (d) Either Customer owns the Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in an Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent necessary to secure Customer's obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian's security interest pursuant to
Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps which Custodian requires to assure itself of such priority and status, including notifying third parties or obtaining their consent to, Custodian's security interest;

        (e) Customer has established and presently maintains policies and procedures requiring Customer to obtain and verify information about the identity of its customers and which are reasonably designed to ensure that Customer is not being used as a conduit for money laundering or other illicit purposes; and

        (f) Customer has verified the identity of each third party in whose name an Account is established and maintained hereunder and made reasonable inquiries regarding the source of funds credited to such Account, and to the best of Customer's knowledge, no transaction through any Account is prohibited by applicable law, regulation or rule.

        5. Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction received by Custodian, that:

        (a) Custodian is a banking institution incorporated under the laws of the State of New York, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

        (b) Custodian has shareholders equity in excess of $200,000,000 and upon Customer's written request from time to time shall confirm whether it continues to maintain shareholders equity in such amount. If Custodian is unable to provide such confirmation at the time of any request therefor, Customer shall have the right to terminate this Agreement upon prior written notice to Custodian; and

        (c) This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Custodian prohibits Custodian's execution or performance of this Agreement.

        6. Customer and Custodian each hereby warrants to the other that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by it and used by it to provide services to its clients ("Services") are 2000 Compliant. With respect to software that Custodian or Customer licenses from third parties and uses in providing Services ("Third Party Software"), Custodian and Customer each warrants to the other that it has used commercially reasonable efforts to test the same to certify, in accordance with its standard practices, that the Third Party Software is 2000 Compliant. If Custodian or Customer cannot certify any Third Party Software as 2000 Compliant, Custodian or Customer, as the case may be, will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with Custodian's or Customer's Systems (as the case may be) and deemed by Custodian or Customer as appropriate under the circumstances. In the event that Custodian or Customer uses third party service providers to provide Services or any portion thereof, ("Third Party Services"), Custodian and Customer each warrants to the other that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Services are 2000 Compliant. As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by introduction of dates falling on or after January 1, 2000. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Custodian and Customer cannot and do not warrant that the Systems, Third Party Software or Third Party Services used by it will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the other party or third parties, nor does Custodian or Customer make any warranties hereunder with respect to any public utility, communications service provider, correspondent bank, Depository, securities or commodities exchange, or funds transfer network.
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                                      -4-

                                  ARTICLE III
                          CUSTODY AND RELATED SERVICES

        1.      (a)     Subject to the terms hereof, Customer hereby authorizes
Custodian to hold any Securities received by it from time to time for Customer's account. The Accounts shall be used exclusively to hold, receive, deliver or otherwise care for Securities, cash and cash equivalents as are transferred to Custodian or as are received by Custodian in payment of any transfer of, or as payment on or in respect of any such Securities. Custodian shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder, provided that while so maintained, such Securities and cash shall be subject only to the directions of Custodian. Securities and cash deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Custodian shall, in accordance with its normal operating procedures transmit to Depositories and Subcustodians any Written Instructions received from Customer concerning the acquisition, custody or disposition of Securities held by any of them. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to Customer and each of Customer's clients in whose name an Account is opened hereunder (as appropriate), whether held directly or indirectly through Depositories or Subcustodians.

        (b) Unless Custodian has received Oral or Written Instructions to the contrary or applicable law otherwise requires, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Customer by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

        2. Custodian shall furnish Customer with an advice of daily transactions, a monthly summary of all transfers to or from the Accounts, and such other advices and reports as the parties shall agree from time to time.

        3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

        (a) Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

        (b) Present for payment and receive the amount paid upon all Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

        (c) Forward to Customer as promptly as practicable under the circumstances copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

        (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

        (e) Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

        (f) Endorse for collection checks, drafts or other negotiable instruments.

        4.      (a)     Custodian shall notify Customer of such rights or
discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

        (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to
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                                      -5-

act, it must receive Customer's Written Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian's timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

        5. All voting rights with respect to Securities, however registered, shall be exercised by Customer or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty shall be to provide Customer with access to a provider of global proxy services at Customer's request. Customer shall be responsible for all costs associated with its use of such services.

        6. Custodian shall promptly advise Customer upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian or Depository holds any Securities in which Customer has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

        7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

        8. Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of Customer or any transaction related thereto. Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any subaccount of the appropriate cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all subaccounts of the cash account is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash (in the appropriate currency) required, and Customer shall directly deposit such additional amount in the cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Customer or its client is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer or its client under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; PROVIDED that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder, and Customer hereby indemnifies and agrees to hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation.

        9.      (a)     For the purpose of settling Securities and foreign
exchange transactions, Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of Customer's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall credit the appropriate Account with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of Customer's home jurisdiction or such other currency as Customer may specify to Custodian.

        (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, Customer shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Customer of Securities or cash held outside Customer's jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to Customer for any loss resulting from any of the foregoing events.

        10. To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments (E.G., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

        11. As an accommodation to Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities positions for which Custodian has no safekeeping or other responsibility under this Agreement ("Non-Custody Securities"). Non-Custody Securities shall be designated on Custodian's books as "shares not held" or by other similar characterization. Customer acknowledges and agrees that Custodian shall rely, without independent verification, on information provided by Customer regarding Non-Custody Securities (including but not limited to Account positions and market valuations) and shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Custodian's books or set forth on account statements concerning Non-Custody Securities.

                                   ARTICLE IV
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT

        1. Promptly after each purchase or sale of Securities by Customer, Customer shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

        2. Customer understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian's delivery of Securities pursuant to instructions of Customer.

        3. Custodian may, as a matter of bookkeeping convenience, or by separate agreement with Customer, credit the appropriate Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

        4. Upon Customer's Oral or Written Instructions, Custodian shall purchase or sell Securities and is authorized to utilize any broker or agent in connection with any such transactions, including BNY Affiliates, which it selects using reasonable care. Custodian shall not be liable for the acts or omissions of any such broker or agent, other than a BNY Affiliate. Upon Customer's Oral or Written Instructions (which may include standing instructions), Custodian shall also invest cash balances in certificates of deposit, savings accounts or other similar instruments issued by Custodian or a BNY Affiliate or in money market or other mutual funds for which Custodian or a BNY Affiliate may serve as investment advisor, administrator, custodian, shareholder servicing agent or other capacity, notwithstanding that Custodian or a BNY Affiliate collects fees from such mutual funds for providing such services.

                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

        1. If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

        2. In order to secure repayment of Customer's obligations to Custodian hereunder, Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Customer's right, title and interest in and to all Accounts in Customer's name and the Securities, money and other property now or hereafter held in such Accounts (including proceeds thereof). In addition, if any advance of funds is made by Custodian to purchase, or to make payment on or against delivery of Securities for any Account in the name of a third party hereunder, Custodian shall have a continuing security interest in and right of setoff against such Securities and the proceeds thereof, until such time as Custodian is repaid the amount of such advance. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

                                   ARTICLE VI
                              CONCERNING CUSTODIAN

        1.      (a)     Custodian shall exercise reasonable care in the
performance of its duties hereunder, and except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against Customer, except those Losses arising out of the negligence or wilful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any Depository. Subject to
Section 1(b) below, Custodian's responsibility with respect to any Securities or cash held by a Subcustodian is limited to the failure on the part of Custodian to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by Customer as a result of the acts or the failure to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

        (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

        (c) Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided however, that Customer shall not indemnify Custodian for those Losses arising out of Custodian's negligence or wilful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

        2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

        3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

        4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

        5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

        6. Customer shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services as may be applicable. Customer shall reimburse Custodian for all costs associated with the transfer of Securities and records kept in connection with this Agreement. Customer shall also reimburse Custodian for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.

        7. Custodian has the right to debit any cash account (or any subaccount thereof) in customer's name for any amount payable by Customer in connection with any and all obligations of Customer to Custodian arising under this Agreement. In addition to the rights of Custodian under applicable law, at any time when Customer shall not have honored any and all of its obligations to Custodian under this Agreement, Custodian shall have the right without notice to Customer to retain or set-off against such obligations, (a) the money now or hereafter held in all Accounts in Customer's name, (b) the money now or hereafter held in each Account in respect of which the obligation relates, and
(c) any obligations (whether matured or unmatured) that Custodian or BNY Affiliate may have to Customer in respect of services provided hereunder.

        8. Custodian shall be entitled to rely upon any Written or Oral Instruction actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees to forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If Customer elects to transmit Written Instructions through an on-line communication system offered by Custodian, Customer's use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.

        9. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Customer, its representatives and regulatory authorities with jurisdiction over Customer shall have access to Custodian's books and records relating to the Accounts during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Customer at Customer's expense.

        10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.

        11. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control and not due to its negligence or wilful misconduct, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

        12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                  ARTICLE VII
                                  TERMINATION

        Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than one hundred eighty (180) days after the date of such notice. Upon termination hereof, Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account, Custodian may deliver to Customer such Securities and cash. Upon termination of this Agreement, except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease.

                                  ARTICLE VIII
                                 MISCELLANEOUS

        1. Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

        2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

        3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at One State Street, New York, New York 10004, ATTENTION: Thomas A. Pepe, Senior Vice President, or at such other place as Customer may from time to time designate in writing.

        4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

        5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other but shall bind any successor in interest of Customer and Custodian respectively.

        6.      (a)     This Agreement shall be construed in accordance with the
substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Customer and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

        (b) FOR GOVERNMENTAL ENTITIES: To the extent that in any jurisdiction Customer or Custodian may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably agrees not to claim, and it hereby waives, such immunity.

        7. Notwithstanding the fact that Custodian may from time to time maintain an Account in the name of a third party, the parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any such third party or any other person.

        8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                        IBJ WHITEHALL BANK AND TRUST COMPANY

                                        By: /s/ THOMAS A. PEPE
                                            ---------------------------------
                                            Thomas A. Pepe
                                     Title: Senior Vice President

                                        Tax Identification No:  13-5375195



                                        THE BANK OF NEW YORK

                                        By: /s/ MARTIN GEFFON
                                            ---------------------------------
                                            Martin Geffon
                                     Title: Vice President


THE
BANK OF
NEW YORK

                                   APPENDIX I

                              THE BANK OF NEW YORK
                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS

        1. LICENSE; USE. Upon delivery to Customer of software enabling Customer to obtain access to the System (the "Software"), Custodian grants to Customer a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). Customer shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Software. Customer acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Customer further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. Customer shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Software. Customer may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian's prior written consent. Customer may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Customer shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian's request.

        2. EQUIPMENT. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

        3. PROPRIETARY INFORMATION. The Software, any data base and any proprietary data, processes, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, Customer shall return to Custodian any and all copies of the Information which are in its possession or under its control.

        4. MODIFICATIONS. Custodian reserves the right to modify the Software from time to time and Customer shall install new releases of the Software as Custodian may direct. Customer agrees not to modify or attempt to modify the Software without Custodian's prior written consent. Customer acknowledges that any modifications to the Software, whether by Customer or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

        5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

        6. SECURITY; RELIANCE; UNAUTHORIZED USE. Customer will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care. Custodian is hereby irrevocably authorized to act in accordance with and rely on Written Instructions received by it through the System. Customer acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

        7. SYSTEM ACKNOWLEDGMENTS. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and Customer may not claim that such transmission was received by Custodian.

        8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. CUSTOMER MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO CUSTOMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. Customer hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

        9. ENCRYPTION. Customer acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Customer agrees that Custodian may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

                       CERTIFICATE OF AUTHORIZED PERSONS
                    (Investment Manager - Foreign Exchange)

Re:     Account Name:

        Account Number:


        The undersigned hereby certifies that he/she is the duly elected and acting ___________________ of ________________________ (the "Investment
Manager"), and further certifies that the following officers or employees of the Investment Manager have been duly authorized in conformity with the Investment Manager's organizational documents to enter into contracts with The Bank of New York ("BNY") to buy and sell foreign currency (on a spot and forward basis) and options to buy and sell foreign currency on behalf of the above-referenced Account ("F/X Transactions"), and that the signatures appearing opposite their names are true and correct:


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature

and further certifies that the following officers or employees of the Investment Manager have been duly authorized in conformity with the Investment Manager's organizational documents to confirm, orally and in writing, the terms of F/X Transactions entered by the Investment Manager with BNY, and that the signatures appearing opposite their names are true and correct:


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature

        This certificate supersedes any certificate of authorized individuals you may currently have on file.


        [seal]                                  --------------------------------
                                                Title:

                                                Date:

                       CERTIFICATE OF AUTHORIZED PERSONS
                         (Customer - Foreign Exchange)

        The undersigned hereby certifies that he/she is the duly elected and acting ___________________ of ________________________ (the "Corporation"), and
further certifies that the following officers or employees of the Corporation have been duly authorized in conformity with the Corporation's Articles of Incorporation and By-Laws to enter into contracts with The Bank of New York ("BNY") to buy and sell foreign currency (on a spot and forward basis) and options to buy and sell foreign currency on behalf of the Corporation or any Account ("F/X Transactions"), and that the signatures appearing opposite their names are true and correct:


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


and further certifies that the following officers or employees of the Corporation have been duly authorized in conformity with the Corporation's Articles of Incorporation and By-Laws to confirm, orally and in writing, the terms of F/X Transactions entered with BNY, and that the signatures appearing opposite their names are true and correct:


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


---------------------       -----------------------     ------------------------
       Name                          Title                     Signature


        This certificate supersedes any certificate of authorized individuals you may currently have on file.


        [corporate                              --------------------------------
          seal]                                 Title:

                                                Date:

                                 CERTIFICATION

        The undersigned, ____________________, hereby certifies that he or she is the duly elected and acting _____________________ of _______________________, a _______________________ corporation (the "Corporation"), and further certifies that the following resolution was adopted by the Board of Directors of the Corporation on ______________________, and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof:


                RESOLVED, that the Corporation is hereby authorized to enter into any contracts to buy and sell foreign currency (on a spot and forward basis) and options to buy and sell foreign currency, whether pursuant to oral, telex, SWIFT, telecopier or electronic instructions or otherwise, and that The Bank of New York is hereby authorized to act and rely on any such instructions, as understood by it and believed by it to be genuine; and, in connection with any such transaction, any officer, employee or agent as designated by the Corporation may execute and deliver, in the name and on behalf of the Corporation, any and all agreements and confirmations containing any terms, conditions, representations, warranties, covenants, amendments, waivers, releases and instructions whatsoever and incur and pay any fees, costs, expenses, liabilities and claims, all without limitation.




        [seal]                          --------------------------------
                                        Secretary

                                ERISA SUPPLEMENT
                                       TO
                               CUSTODY AGREEMENT

        In addition to the provisions of that certain Custody Agreement dated as of 2/7/00 (the "Agreement") pursuant to which IBJ Whitehall Bank and Trust Company ("Customer") has appointed The Bank of New York ("Custodian") as its custodian, the following provisions shall apply to those Accounts established under the Agreement in the names of third parties which contain Plan Assets (as defined below) subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

        1. "ERISA Account" shall mean an account identified as such on Custodian's books and records for the purpose of holding Plan Assets on behalf of Customer.

        2. "Plan" shall mean an employee benefit plan subject to ERISA which has heretofore been adopted by a client of Customer, as such Plan may be amended from time to time.

        3. "Plan Assets" shall mean employee benefit plan assets consisting of Securities and funds subject to ERISA.

        4. Customer agrees to deposit all Plan Assets transferred to Custodian in the appropriate ERISA Account and shall not deposit Securities and funds that are not Plan Assets into any ERISA Account.

        5. Custodian acknowledges and agrees that it shall not have any lien or right of setoff against Plan Assets deposited into ERISA Accounts.

        6. Custodian acknowledges and agrees that it may in its sole discretion effect foreign exchange transactions in connection with Plan Assets, provided that any such transaction shall be effected only in accordance with Custodian's established procedures for effecting foreign exchange transactions with Plan Assets.

        7. It is expressly understood that Custodian shall have no responsibility for the management of Plan Assets in any ERISA Account or the investment of Plan Assets for any ERISA Account, except as it may be directed under the Agreement by Oral or Written Instructions, and the duties of Custodian shall be only those expressly stated in the Agreement as amended by this Supplement.

        8. Customer may by Oral or Written Instructions direct Custodian to invest all or any portion of any cash balances in any ERISA Account in short term obligations, including, without limitation (i) part interests in obligations, irrespective of whether Custodian is acting as a participator, and
(ii) any collective investment trust for short-term investments created and administered by Custodian for the collective investment of the property of employee benefit trusts provided that such fund is qualified under the provisions of Section 401(a) of the Internal Revenue Code (the "Code") and exempt under the provisions of Section 501(a) of the Code. To the extent cash balances are invested in any such collective investment trust, the declaration of trust pertaining to such fund, as amended from time to time, and the trust thereby created, shall be a part of the Agreement and of the affected Plan. Custodian shall not be liable for interest on any cash balances it may be authorized to invest in its discretion and may hold cash balances uninvested as it deems to be in the best interest of the Customer. Custodian shall not be liable for interest on any cash balances it holds uninvested pending receipt of Oral or Written Instructions from Customer, in the absence of authorization from Customer to invest the same.

        9. (a) Upon receipt of Written Instructions from Customer, Custodian shall make payments and disbursements from an ERISA Account to such persons and in such amounts as Customer shall direct. Written Instructions need not specify the purpose of the payments or disbursements so directed, and Custodian shall not be responsible in any way, including any duty of inquiry, concerning the purpose or propriety of such payments or disbursements or for the administration of Plan Assets. Any such Written Instruction shall constitute a certification that the payment or distribution so directed is one which Customer is authorized to direct. If a dispute arises as to who is entitled to or should receive any benefit or payment. Custodian may withhold such payment until the dispute has been resolved.

        (b) It is understood and agreed that, in connection with each payment and disbursement, the amount of such payment and disbursement (the "Disbursement Amount") shall be transferred from the appropriate ERISA Account into a disbursement account established for such purpose (the "Disbursement Account"). It is also understood and agreed that, so long as the Disbursement Amount remains in the Disbursement Account, any amounts earned by Custodian on such Disbursement Amount shall inure solely and exclusively to the benefit of Custodian and shall constitute compensation to Custodian in addition to any other compensation to which it is entitled under the Agreement.

        (c) In the event that any payment or disbursement directed by Customer shall be mailed by Custodian and (I) such payment or disbursement shall be returned to Custodian because the addressee cannot be located at such address, or (II) any check so mailed shall not be presented for payment within six months of the date thereof, Custodian shall promptly notify Customer of such return or failure to present. The Disbursement Amount of such payment or disbursement shall remain in the Disbursement Account as specified in and in accordance with Paragraph 9(b) hereof unless and until a Written Instruction is received by Custodian from Customer with respect to such Disbursement Amount. The Custodian shall maintain records of all payments and disbursements that are returned or not presented for payment, which records shall specify the name, address and tax identification number of each such payee, the Disbursement Amount, and the date when such Disbursement Amount was first transferred to the Disbursement Account and shall periodically report such information to Customer. Custodian shall not be obligated to search for or ascertain the whereabouts of any payee (or his or her duly appointed representative).

        10. All brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Securities and funds in an ERISA Account, all expenses incurred in connection with the acquisition or holding of Securities, all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of an ERISA Account, all other administrative expenses incurred by Custodian in the performance of its duties, including fees for legal services rendered to Custodian, and all other proper charges and disbursements of Custodian shall be charged to the appropriate ERISA Account, with an advice of charge provided to Customer, and, until paid, shall constitute a charge upon such ERISA Account.

        11. Custodian agrees that it shall value each ERISA Account on a monthly basis and provide Customer with a monthly written report with respect to such valuation.

        12. The fees payable by Customer for Custodian's services in connection with ERISA Accounts, other than charges set forth in Section 9(b) hereof, shall be as set forth in the Agreement, as amended from time to time, and shall constitute a charge on the appropriate ERISA Account.

        13. The provisions of this Supplement shall apply solely to ERISA Accounts maintained hereunder. All other provisions of the Agreement shall nevertheless remain in full force and effect; PROVIDED, that in the event of any conflict between the provisions of the Agreement and the provisions of this Supplement, the provisions of this Supplement shall control.

Dated:      2/7/00                              IBJ WHITEHALL BANK AND TRUST
       -----------------------                   COMPANY

                                                By: /s/ THOMAS A. PEPE
                                                    ----------------------------
                                                    Thomas A. Pepe
                                             Title: Senior Vice President


                                                THE BANK OF NEW YORK

                                                By: /s/ MARTIN GEFFON
                                                    ----------------------------
                                                    Martin Geffon
                                             Title: Vice President

THE BANK OF NEW YORK
NEW YORK'S FIRST BANK-FOUNDED 1784 BY ALEXANDER HAMILTON


        DATE
                                        ONE WALL STREET, NEW YORK, N.Y. 10286



Dear Client:

As part of our continuing effort to improve our services we are instituting a revised policy with regard to the acceptance of facsimile instructions. The agreement between yourself and the Bank did not contemplate the use of facsimile as a means of providing instructions to us.

In addition, for our mutual protection, we are instituting a "Call Back" policy. If we receive a faxed instruction for a Lump Sum disbursement of $100,000.00 or more or a Recurring monthly disbursement of $10,000.00 or more, we will call the party who has signed the directive in order to verify that they did, in fact, authorize the disbursement.

Please confirm by signing below that you hereby authorize the use of facsimile as a means for the Benefits Administration Committee or its duly authorized agents to provide instructions to The Bank of New York, and that The Bank of New York shall have the right to rely on and shall be fully protected in acting in accordance with any such facsimile instructions which it believes to be genuine. If you utilize the services of a Recordkeeper, please indicate their name.

We would appreciate if you return this signed letter to us no later than two weeks from date of letter. If you have any additional questions, please contact your Benefit Payment Administrator or the undersigned at (212)635-8581.

Sincerely,



Barbara A. McManus
Assistant Treasurer

WE AUTHORIZE THE BANK OF NEW YORK TO ACCEPT BENEFIT DISBURSEMENT INSTRUCTIONS VIA FACSIMILE. AN AUTHORIZED SIGNER MUST APPROVE EACH INSTRUCTION. THIS FACSIMILE AGREEMENT REMAINS IN EFFECT UNTIL THE CLIENT NOTIFIES THE BANK OF NEW YORK OTHERWISE.

        Thomas A. Pepe, Senior Vice President
--------------------------------------------------------------------------------
(PRINT NAME AND TITLE)


/s/ THOMAS A. PEPE                                           2/7/00
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(AUTHORIZED SIGNATURE)                              (DATE)


Instructions will only come from IBJ Whitehall
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                              (RECORDKEEPER NAME)

                              THE BANK OF NEW YORK

                              MASTER TRUST/CUSTODY

                                  FEE SCHEDULE

                                 PREPARED FOR:

                               IBJ TRUST COMPANY

                                 JANUARY, 2000


SERVICE                                                         MONTHLY FEE
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*ASSET HOLDING/ADMINISTRATION

First $200,000,000                                                1.0 b.p.
Next $300,000,000                                                  .5 b.
Excess                                                            .33 b.p.

*Applied to the combined market value of the domestic funds as of the end of the billing period.


ACCOUNT/ACCOUNTING FEE                                          ANNUAL FEE
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Active Domestic Portfolio                                          $5,000
Passive Domestic Portfolio                                          3,000
Cash Flow Account (STIF)                                            1,500


                                                                    FEE PER
TRANSACTIONS                                                      TRANSACTION
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Book Entry                                                          $ 5.00
Physical                                                             20.00
Euroclear/Cedel                                                      20.00
P & I                                                                 4.00
Wire In                                                               5.50
Wire Out (Automated)                                                  9.00
Manual Entries                                                       20.00
Options                                                              20.00


ANNUAL MINIMUM
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There is an annual minimum fee of $350,000 for the Master Trust/Custody relationships.

There is a one time programming fee of $7,500 for creation of a customized monthly statement. This fee will be charged over a three month period ($2,500 per month).

                                                       /s/ THOMAS A. PEPE 2/7/00

                              THE BANK OF NEW YORK

                              MUTUAL FUNDS CUSTODY

                                  FEE SCHEDULE

                                 PREPARED FOR:

                               IBJ TRUST COMPANY

                                   JULY, 1999

I.      SECURITIES SETTLED AND SAFEKEPT WITHIN THE UNITED STATES

        The Bank of New York's fee for custody services for each account is as follows:

        SERVICE                                                   ANNUAL FEE
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        ASSET HOLDING - MARKET VALUE                                 1 b.p.


                                                                    FEE PER
        TRANSACTIONS                                              TRANSACTION
        ------------------------------------------------------------------------

        Book Entry                                                   $ 5.00
        Physical                                                      20.00
        Euroclear/Cedel                                               20.00
        P & I                                                          4.00
        Wire In                                                        5.50
        Wire Out                                                       9.00
        Manual Entries                                                20.00
        Options                                                       20.00

                                                       /s/ THOMAS A. PEPE 2/7/00